Exhibit 99.906CERT

Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Nathan Urquhart, President and Principal Executive Officer, and I, Eric Sacks, Chief Financial Officer of Coatue Innovative Strategies Fund (the "Fund") each certify that:

1.	This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Nathan Urquhart
Nathan Urquhart
President and Principal Executive Officer

Date:	September 3, 2026

By:	/s/ Eric Sacks
Eric Sacks
Chief Financial Officer

Date:	September 3, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.